EXHIBIT 4.9


Neither this Warrant represented by this certificate nor thE Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Securities Act or an opinion of counsel or other evidence, in either case reasonably satisfactory to the Corporation, is obtained to the effect that such registration is not required.

                          Common Share Purchase Warrant

                                    Date: [                 ]
-------------------------------------------------------------------------------
                       Transfer Restricted - See Section 4

     Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Corporation"), hereby certifies that, for value received, [___________________] (the "Holder"), is entitled, on the terms and subject to the conditions set forth herein, to purchase from the Corporation, up to [_____________] (_________) of the Corporation's Common Shares, as defined in Section 1(d) (the "Warrant Shares"), at a price of [____________] Cents ($_____) per Warrant Share (the "Exercise Price"). This Warrant shall be exercisable at any time and from time to time during the period beginning on the date set forth above and ending on the date which is the third anniversary thereof (the "Exercise Period"). The number of Common Shares issuable upon the exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth herein.

1.       Certain Definitions

     Whenever used in this Warrant, the following terms shall have the following meanings:

     (a) "Affiliate" means any Person who now or hereafter, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, another Person.

     (b) "Business Day" means a day other than Saturday, Sunday or a day on which banks are not open for business in Knoxville, Tennessee.

     (c) "Combination" means an event in which the Corporation consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

     (d) "Common Shares" means the Corporation's common shares, $.001 par value.

     (e) "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or interests, by contract or otherwise.

     (f) "Exchange Act" means the Securities Exchange Act of 1934.

     (g) "Fair Market Value" of a Common Share means the average on the applicable date of the high and low prices of a Common Share on the principal national securities exchange on which the Common Shares then are trading, or, if shares were not traded on such date, then on the next preceding date on which a trade occurred; or if Common Shares are not traded on a national securities exchange but are listed on the Nasdaq Stock Market ("Nasdaq"), the last reported sale price on such date as reported by Nasdaq; or if Common Shares are not traded on a national securities exchange and are not listed on Nasdaq, the closing bid price (or average bid prices) last quoted on such date by an established quotation service for over-the-counter securities; or (iv) if Common Shares are not traded on a national securities exchange, are not listed on Nasdaq and are not otherwise publicly traded on such date, the fair market value of a Common Share as established by the Board acting in good faith and taking into consideration all factors which it deems appropriate, including, without limitation, recent sale or offer prices for the Common Shares in private arm's-length transactions.

     (h)  "Person"  means  an  individual,  partnership,   corporation,  limited
liability  company,  trust,  unincorporated  organization,   association,  joint
venture or a government or agency or political subdivision thereof.

     (i) "Securities Act" means the Securities Act of 1933.

2. Exercise of Warrant

     (a) This Warrant may be exercised, in whole or in part, at any time during the Exercise Period, by Holder providing written notice thereof to the Corporation, in the form attached hereto as Exhibit A (the "Notice of Exercise"), in accordance with Section 7 hereof, accompanied by payment of the aggregate Warrant Price for the number of Warrant Shares to be purchased (i) in cash or by check, payable to the order of the Corporation or (ii) by wire transfer in accordance with instructions provided by the Corporation. At the election of Holder, the Exercise Price may be paid by withholding from the Warrant Shares to be issued to Holder a number of Warrant Shares equal to (A) the aggregate Exercise Price to be paid by Holder, divided by (B) the Fair Market Value of a Common Share on the date the Company receives the Notice of Exercise; provided, however, the Holder may not elect a "cashless" exercise until one year from the date hereof or any time when there is a currently effective registration statement for the shares of Common Shares underlying the warrants.

     (b) Subject to Section 4 hereof, upon the surrender of this Warrant and payment of the aggregate Exercise Price in accordance with Section 2(a), the Corporation shall issue, and shall deliver to or upon the written order of Holder and in such name or names as Holder may designate, a certificate or certificates for the number of whole Warrant Shares so purchased (or the other securities or property to which Holder is entitled pursuant to Section 3 of this Warrant), together with cash as provided in Section 2(d) in respect of any fractional Warrant Shares otherwise issuable upon such exercise.

     (c) Certificates for Warrant Shares shall be deemed to have been issued, and any Person so designated to be named therein shall be deemed to have become a holder of record of the Warrant Shares, as of the date of the surrender of the Warrant Certificate and payment of the aggregate Exercise Price in Shares shall be closed, certificates for Warrant Shares shall be issuable as of the date on which such books next shall be opened, and until such date the Corporation shall be under no duty to deliver any certificates for Warrant Shares. Each certificate representing Warrant Shares shall bear the Private Placement Legend as provided in Section 4.

     (d) The  Corporation  shall not be  required  to issue  fractional  Warrant
Shares on the  exercise  of  Warrants.  If,  except for the  provisions  of this
Section 2(d), any fraction of a Warrant Share would be exercisable upon the exercise of any Warrant or specified portion thereof, the Corporation shall pay at the time of exercise an amount in cash equal to such fraction of a Warrant Share, multiplied by the Fair Market Value of a Common Share on the Business Day prior to the date of exercise, computed to the nearest whole cent.

3.   Antidilution Provisions

     (a) In the event that, at any time or from time to time after the Effective Date, the Corporation shall pay a dividend or make a distribution on the Common Shares payable in Common Shares or other shares of the Corporation's capital stock, (ii) shall subdivide the outstanding Common Shares into a larger number of Common Shares or other equity securities of the Corporation, (iii) shall combine the outstanding Common Shares into a smaller number of Common Shares or other equity securities of the Corporation, or (iv) shall increase or decrease the number of Common Shares outstanding by reclassification of the Common Shares; then:

          (A) the number of Common Shares issuable upon the exercise of any Warrant shall be a number of shares equal to the product of (1) the number of Common Shares that Holder of this Warrant would have been entitled to receive if this Warrant had been exercised immediately prior to the event (or, in the case of a dividend or distribution described in clause (i) above, immediately prior to the record date therefor) and a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately after the completion of the event described above and the denominator of which shall be the total number of Common Shares outstanding immediately prior to the happening of the event described above; and

          (B) subject to Section 3(e), the Exercise Price shall be a price per share equal to the Exercise Price in effect immediately prior to the event, divided by the fraction calculated in accordance with clause (A)(2) above.

     An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date of the event, retroactive to the record date for the event in the case of a dividend or distribution in Common Shares or other shares of the Corporation's capital stock.

     (b) Except as provided in Section 3(c), in the event of a Combination, Holder shall have the right to receive, upon exercise of this Warrant, the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had this Warrant been exercised immediately prior to the Combination. Unless Section 3(c) applies to the Combination, the Corporation shall provide that the surviving or acquiring Person in the Combination (the "Successor Corporation") will confirm Holder's rights pursuant to this Section 3(b) and provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(b) shall apply to successive Combinations involving any Successor Corporation.

     (c) In the event of (i) a Combination in which consideration is to be paid to Holders of Common Shares in exchange for their shares solely in cash or (ii) the dissolution, liquidation or winding-up of the Corporation, Holder shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with Holders of Common Shares, or other securities issuable upon the exercise of this Warrants, as if this Warrants had been exercised immediately prior to the event, less the aggregate Exercise Price payable by Holder.

     (d) In the event of a Combination pursuant to which Holder become entitled to receive, upon exercise of this Warrants, capital stock, other securities, property, cash or other distributions pursuant to Sections 3(b) or 3(c), Holder thereafter shall not be entitled to receive Common Shares upon exercise of this Warrants.

     (e) The adjustments required by this Section 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of Common Shares issuable upon the exercise of Warrants that otherwise would be required to made unless and until such adjustment, either by itself or with other adjustments not previously made, increases or decreases by at least 1% of the Exercise Price or the number of Common Shares issuable upon the exercise of Warrants as in effect immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment smaller than the Minimum Adjustment shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Section 3 and not previously made, would result in an adjustment at least as large as the Minimum Adjustment. For the purpose of any adjustment, except as specified in the final paragraph of Section 3(a), any event requiring an adjustment shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 3, fractional interests in Common Shares shall be taken into account to the nearest one-hundredth of a share.

     (f) Whenever the Exercise Price or the number of Common Shares and other securities or property, if any, issuable upon the exercise of this Warrant is adjusted pursuant to this Section 3, the Corporation shall deliver to Holder a certificate describing in reasonable detail the event requiring the adjustment and the method by which the adjustment was calculated and setting forth the Exercise Price and the number of Common Shares issuable upon the exercise of this Warrant after giving effect to such adjustment.

     (g) In the event that the Corporation shall propose to pay a dividend or make a distribution on the Common Shares payable in Common Shares or other shares of the Corporation's capital stock, (ii) to subdivide, combine or reclassify the outstanding Common Shares, (iii) effect any reorganization of the Corporation or any Combination, (iv) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or (v) to make any tender offer or exchange offer with respect to the Common Shares, then the Corporation shall give Holder notice of such proposed action or offer, specifying the record date for the action or offer and the date of participation therein by Holders of Common Shares, if any such date is to be fixed, and briefly describing the effect of such action on the Common Shares and on the Exercise Price and the number and kind of any other shares of stock and the other property, if any, issuable upon exercise of this Warrant after giving effect to any adjustment pursuant to this Section 3 that will be required as a result of such action. Notice in accordance with the foregoing shall be given as promptly as possible and in any event (A) at least 10 days prior to the record date for the action, in the case of an action described in clause (i); or (B) at least 20 days prior to the date of the taking of the action or the date of participation therein by Holders of Common Shares, whichever is earlier, in the case of any other action.

4.   Transfer; Legends

     (a) This Warrant shall not be transferable, nor may it be the subject of any sale, assignment, pledge or other conveyance, except that this Warrant may be transferred, in whole or in part, to any officer of the Corporation.

     (b) Holder shall not to make any disposition of all or any portion of the Warrant Shares unless and until:

          (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (ii) Holder shall have (A) notified the Corporation of the proposed disposition and (B) furnished the Corporation with (1) a statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Corporation, an opinion of counsel reasonably satisfactory to the Corporation and its counsel that such disposition will not require registration of such Shares under the Securities Act.

     (c) (i) Except as provided in Section 4(c)(ii) hereof, this Warrant and each certificate representing Warrant Shares shall be stamped or otherwise imprinted with a legend substantially similar to the following (the "Private Placement Legend"), in addition to any legend required under applicable state securities laws:

     Neither the Warrant represented hereby nor the shares issuable upon the exercise of this Warrant have [The Shares represented by this Certficate have not] been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Securities Act or an opinion of counsel reasonably satisfactory to the Corporation is obtained to the effect that such registration is not required.

          (ii) Upon the exchange or replacement of this Warrant or Warrant Shares bearing the Private Placement Legend, the Corporation shall deliver only a warrant or Warrant Shares, as applicable, that bear the Private Placement Legend, unless: (A) such transfer or exchange is effected pursuant to an effective registration statement under the Securities Act; or (B) in the case of Warrant Shares, such Warrant Shares were acquired pursuant to an effective registration statement under the Securities Act; or (C) there is delivered to the Corporation an opinion of counsel reasonably satisfactory to the Corporation and its counsel that such disposition will not require registration of such Shares under the Securities Act..

          (iii) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Corporation of an order of the appropriate blue sky authority authorizing such removal.

     (d) Subject to the foregoing restrictions, the Corporation and Holder hereby agree that any transferee and/or subsequent Holder of this Warrant or of Warrant Shares shall be entitled to all benefits and subject to all obligations hereunder as a Holder. By its acceptance of a Warrant or Warrant Shares bearing the Private Placement Legend, such Holder acknowledges the restrictions on transfer of the Warrant and the Warrant Shares, as applicable, set forth in this Agreement and agrees that it shall transfer the Warrant or the Warrant Shares, as applicable, only as provided in this Agreement.

5. Rights of Holder

     Prior to the exercise of this Warrant, Holder shall not be entitled (i) to receive dividends or other distributions payable on Common Shares, (ii) to receive notice of or vote at any meeting of the Corporation's stockholders,
(iii) to consent to any action of the stockholders, (iv) to receive notice as stockholders of the Corporation of any other proceedings of the Corporation, (v) to exercise any preemptive rights, or (vi) to exercise any other rights whatsoever as stockholders of the Corporation.

6.   Representations and Warranties of the Corporation

     The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the full right, power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution and delivery of this Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Corporation and no other proceedings on the part of the Corporation are necessary to authorize this Warrant or the consummation of the transactions contemplated hereby.

7.   Notices

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile transmission, (y) one day after delivery to the carrier, when given by overnight delivery service or (z) two days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a party, by notice to the other parties given pursuant to this Section 7, may designate from time to time:

         If to Holder, to:

         [CONTACT INFO]

    (a) If to the Corporation, to:        With a copy to:

        Provectus Pharmaceuticals, Inc.     Baker, Donelson, Bearman, Caldwell
        Attention: President                   & Berkowitz, PC
        7327 Oak Ridge Highway, Suite A     Attn: Linda M.Crouch-McCreadie,Esq.
        Knoxville, TN 37931                 SunTrust Building, Suite 300
        Facsimile: 865.539.9654             7327 Oak Ridge Highway, Suite A
                                            Johnson City, TN 37604
                                            Facsimile: 423.979.7623

8. Governing Law; Venue of Actions

     (a) This Warrant shall be governed and construed in accordance with the internal laws of the State of Nevada as applied to contracts made and performed within the State of Nevada, without regard to the principles thereof regarding resolution of conflicts of law.

     (b) The Corporation and Holder each hereby (i) submit to the jurisdiction of any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Warrant and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; (ii) agree not to bring any action or proceeding arising out of or relating to this Warrant in any other court; (iii) waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and (iv) agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

9. General Provisions

     (a) This Warrant embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     (b) Except as otherwise expressly set forth in this Warrant, any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the parties hereto. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     (c) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof.

                                   Signatures
                                   ----------

     IN WITNESS  WHEREOF,  the  Corporation  has caused this  Warrant to be duly
executed and delivered on [            ].
                           ------------

                                   PROVECTUS PHARMACEUTICALS, INC., a Nevada
                                     corporation

                                   By:
                                      ------------------------------------------

                                   Name:
                                        ----------------------------------------

                                   Title:
                                         ---------------------------------------


ACCEPTED AND AGREED to as of [____________]:

[HOLDER]

     By:
         --------------------------------------------

     Name:
           ------------------------------------------

     Title:
            -----------------------------------------

                                    Exhibit A

                           Notice of Warrant Exercise
--------------------------------------------------------------------------------


     Pursuant to the Warrant dated [____________] for the purchase of up to [____________] (___________) common shares, $.001 par value (the "Warrant
Shares"), of Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Corporation"), issued by the Corporation to the undersigned, Holder hereby irrevocably elects to exercise the Warrant as to ______________ Warrant Shares, and in accordance with the terms of the Warrant [check one of the following options]:

_____Tenders herewith payment for such Warrant Shares to the order of Provectus Pharmaceuticals, Inc. (or its successor) in the amount of ________________ Dollars ($__________.00); or

_____ Requests that a number of Warrant Shares equal to the product of the Fair Market Value as of the date hereof and the number of Warrant Shares for which the Warrant hereby is exercised, less the aggregate Exercise Price for the Warrant Shares payable by Holder, divided by the Fair Market Value as of the date hereof, be issued as set forth below.

Dated:                  ,
     ------------------  -------------
                                        ----------------------------------------
                                        Signature of Owner

     The signature must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

Securities and/or checks should be issued to:

         Please insert social security or identifying number:

         Name:
               -----------------------------------------------------------------

         Street Address:
                         -------------------------------------------------------

         City, State and Zip Code:
                                   ---------------------------------------------



A new Warrant the number of Warrant Shares as to which the Warrant has not been exercised should be issued to:

         Please insert social security or identifying number:

         Name:
               -----------------------------------------------------------------

         Street Address:
                         -------------------------------------------------------

         City, State and Zip Code:
                                   ---------------------------------------------